Exhibit 99.1

Kaleyra Announces Third Quarter 2021 Results

Record Financial Performance, Highlighted by 120% Revenue Growth Year-Over-Year, Record Gross Margin, and Enhanced EBITDA, Resulting from Consistent Strategy Execution and Successful Integration of Recent Acquisitions

Full Integrations of mGage and Investments in Kaleyra Video and Voice Highlight Efforts to Bolster Product Mix and International Expansion Strategy, and Influence Improved Margin Profile Outlook

Increased Full-Year Guidance to Between $264.7 – $266.7 Million, Fourth Quarter Guidance Between $87.0 – $89.0 Million

NEW YORK & VIENNA, Va. – November 9, 2021 – Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) (“Kaleyra” or the “Company”), a rapidly growing cloud communications software provider delivering a secure system of application programming interfaces (APIs) and connectivity solutions in the API/Communications Platform as a Service (CPaaS) market, today announced financial results for the third quarter ended September 30, 2021.

Recent Operational and Financial Highlights

•	Revenue of $84.0 million, representing growth of 56% over the previous quarter and 120% over the comparable year-ago period.

•	Gross profit of $19.6 million, representing growth of 87% over the previous quarter and 161% over the comparable year-ago period.

•	Delivered 13.5B billable messages and connected 1.5B voice calls for a global customer base of over 3,800 customers.

•	Uplisted to the New York Stock Exchange under the symbol: “KLR.”

•

Entered a warrant repurchase agreement (1,684,470 warrants) with a group of institutional investors, enabling the Company to further simplify its capital structure and support the business’ long-term financial health and operational success.

Management Commentary

“After several quarters of strong execution against our long-term growth strategy, including focused investments that expand our global presence and enhance our omnichannel offering, Kaleyra has taken meaningful steps toward realizing our vision of becoming the leading, global CPaaS provider,” said CEO Dario Calogero. “This quarter, our recently completed mGage integration vastly improved our international revenue footprint; investments in new channels led to encouraging developments in both Kaleyra video and voice; and our continued commitment to providing reliable service strengthened our loyal partner base.”

“This past quarter was proof that our growth strategy is working, as we exceeded our own expectations with total revenue growth of 120% year-over-year, including 30% organic revenue growth, and an increase in our gross margin to 23%, a new quarterly record. This performance, as well as an encouraging outlook for the fourth quarter and beyond, leads us to increase our revenue guidance for the fourth quarter. At Kaleyra, we look forward to building on our positive momentum as we continue on our journey to become the trusted partner in the rapidly expanding and evolving CPaaS market.”

Third Quarter 2021 Financial Results

Results compare the 2021 fiscal third quarter ended September 30, 2021 to the 2020 fiscal third quarter ended September 30, 2020 unless otherwise indicated.

•

Total revenue increased 120% to $84.0 million from $38.3 million in the comparable year-ago period, and increased 56% from $54.0 million in the previous quarter. The growth during the quarter was driven by the completed integration of the mGage and Bandyer businesses, as well as strong organic revenue growth across channels and a well-balanced portfolio across geographies.

•

Gross profit increased 161% to $19.6 million from $7.5 million in the comparable year-ago period, and increased 87% from $10.5 million in the previous quarter. This increase was driven by an increase in revenues for the quarter that outpaced cost increases. Gross margin for the third quarter of 2021 increased to 23% compared to 20% for the third quarter of 2020. The increase in gross margin was mainly due to the mGage and Bandyer integrations and increased performance by Kaleyra video and Kaleyra voice, as well as by the Campaign Registry.

•

Net loss totaled $11.9 million, or $0.29 per share based on 41.6 million weighted-average shares outstanding, compared to a net loss of $5.3 million, or $0.19 per share based on 28.3 million weighted-average shares outstanding, in the comparable year-ago period. This represented a 164% increase from $4.5 million in the previous quarter. The increase in net loss was mainly due to the amortization of acquired intangibles and the accrued interest expense on convertible notes.

•

Adjusted gross profit, a non-GAAP measurement of operating performance reconciled below, increased 174% to $21.0 million from $7.7 million in the comparable year-ago period and increased 88% from $11.1 million in the previous quarter. Adjusted gross margin for the third quarter of 2021 was 25% compared to 20% in the comparable year-ago period.

•

Adjusted Net Income, a non-GAAP measurement of operating performance reconciled below, increased 306% to $3.6 million, or $0.09 per basic share and $0.07 per diluted share based on 41.6 million and 52.4 million weighted-average shares outstanding, respectively, from $891,000, or $0.03 per basic share and $0.02 per diluted share based on 28.3 million and 45.1 million weighted-average shares outstanding, respectively, in the comparable year-ago period. This represented a 618% increase from $504,000 in the previous quarter.

•

Adjusted EBITDA, a non-GAAP measurement of operating performance reconciled below, increased 273% to $8.0 million (9.5% of total revenue) compared to $2.2 million (5.6% of total revenue) in the comparable year-ago period and increased 271% from $2.2 million in the previous quarter. The increase in Adjusted EBITDA was primarily due to the effects of the business combinations with mGage and Bandyer and cost synergies between the two legacy businesses.

•	At the end of the third quarter, cash and cash equivalents, restricted cash and short-term investments were $108.5 million, compared to $37.8 million as of December 31, 2020.

Financial Outlook

Kaleyra’s outlook takes into consideration the integration of acquired businesses into the Company as well as continued monitoring of the impact of the COVID-19 pandemic. Kaleyra remains confident in its growth strategy and ability to capture its multinational market opportunity. As a result of the Company’s strong performance in the third quarter, the Company is updating its financial projections for the fourth quarter and full year 2021 as follows:

•	Fourth Quarter 2021 Guidance: Total revenue is expected to be in the range of $87.0 – $89.0 million.

•

Full Year 2021 Guidance: Total revenue is expected to be in the range of $264.7 – $266.7 million, representing an increase of the previously communicated guidance, including the revenue from mGage since its acquisition closed on June 1, 2021.

Conference Call

Kaleyra will hold a conference call today, Tuesday, November 9, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. A question and answer session will follow management’s presentation.

U.S. dial-in: 877-226-2890

International dial-in: 416-981-0157

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kaleyra’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 16, 2021.

Toll-free replay number: 844-512-2921

International replay number: 412-317-6671

Replay ID: 21998541

About Kaleyra

Kaleyra, Inc. (NYSE: KLR) (NYSE American: KLR WS) is a global group providing mobile communication services to financial institutions, e-commerce players, OTTs, software companies, logistic enablers, healthcare providers, retailers, and other large organizations worldwide.

Kaleyra today has a customer base of 3800+ companies spread around the world. Through its proprietary platform and robust APIs, Kaleyra manages multi-channel integrated communication services, consisting of messaging, rich messaging and instant messaging, video, push notifications, e-mail, voice services, and chatbots.

Kaleyra’s technology makes it possible to safely and securely manage billions of messages monthly with over 1600 operator connections in 190+ countries, including all tier-1 US carriers.

Non-GAAP Financial Measures and Related Information

To provide investors and others with additional information regarding Kaleyra’s results, the following non-GAAP financial measures, not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), are disclosed:

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Non-GAAP Adjusted Gross Profit and Non-GAAP Adjusted Gross Margin. For the periods presented, Kaleyra defines non-GAAP gross profit and non-GAAP gross margin as GAAP gross profit and GAAP gross margin, respectively, adjusted to exclude, as applicable, certain expenses as presented in the table below;

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Non-GAAP Adjusted EBITDA is defined as of any date of calculation, as the consolidated earnings/(loss) of Kaleyra and its subsidiaries, before finance income and finance cost (including bank charges), tax, depreciation and amortization, plus (i) transaction expenses, (ii) without duplication of clause (i), severance or change of control payments, (iii) any expenses related to company restructuring, (iv) the Adjusted EBITDA for pre-acquisition period of subsidiaries, (v) any compensation expenses relating to stock options, restricted stock units, restricted stock or similar equity interests as may be issued by Kaleyra or any of its subsidiaries to its or their employees and (vi) any provision for the write down of assets;

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Non-GAAP Adjusted Net Income (Loss) Per Share, Basic and Diluted. For the periods presented, Kaleyra defines non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted, as GAAP net loss and GAAP net loss per share, basic and diluted, respectively, adjusted to exclude, as applicable, certain expenses presented in the table below.

Management uses the foregoing non-GAAP financial information, collectively, to evaluate its ongoing operations and for internal planning and forecasting purposes. Kaleyra’s management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance, facilitates period-to-period comparisons of results of operations, and assists in comparisons with other companies, many of which use similar non-GAAP financial information to supplement their GAAP results. Non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. Whenever Kaleyra uses a non-GAAP financial measure, a reconciliation is provided to the most closely applicable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Kaleyra, its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and the business plans of Kaleyra’s management team, and the impact of the COVID-19 pandemic on its business and financial performance. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Kaleyra in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Kaleyra as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Kaleyra will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the mix of services utilized by Kaleyra’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of Kaleyra to expand what it does for existing customers as well as to add new customers, that Kaleyra will have sufficient capital to operate as anticipated, and the impact that the novel coronavirus and the illness, COVID-19, that it causes, as well as governmental responses to deal with the spread of this illness and the reopening of economies that have been closed as part of these responses, may have on Kaleyra’s operations, the demand for Kaleyra’s products, global supply chains and economic activity in general. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Matt Glover or Tom Colton

Gateway Investor Relations

949-574-3860

KLR@gatewayir.com

KALEYRA, INC.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$70,303	$32,970
Restricted cash	1,738	—
Short-term investments	36,447	4,843
Trade receivables, net	82,749	43,651
Prepaid expenses	3,444	1,447
Deferred costs	330	—
Other current assets	4,408	2,134

Total current assets	199,419	85,045
Property and equipment, net	17,203	6,726
Intangible assets, net	130,085	7,574
Goodwill	110,657	16,657
Deferred tax assets	—	703
Other long-term assets	395	1,797

Total Assets	$457,759	$118,502

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$74,692	$51,768
Debt for forward share purchase agreements	—	483
Notes payable due to related parties	—	7,500
Lines of credit	5,464	5,273
Current portion of bank and other borrowings	10,455	10,798
Deferred revenue	11,055	3,666
Payroll and payroll related accrued liabilities	5,450	3,292
Other current liabilities	8,879	5,988

Total current liabilities	115,995	88,768
Long-term portion of bank and other borrowings	26,574	31,974
Long-term portion of notes payable	189,647	2,700
Long-term portion of employee benefit obligation	2,158	1,886
Deferred tax liability	2,402	—
Other long-term liabilities	2,004	603

Total Liabilities	338,780	125,931

Stockholders’ equity (deficit):
Common stock	4	3
Additional paid-in capital	246,205	93,628
Treasury stock, at cost	(30,431)	(30,431)
Accumulated other comprehensive loss	(2,292)	(2,826)
Accumulated deficit	(94,507)	(67,803)

Total stockholders’ equity (deficit)	118,979	(7,429)

Total liabilities and stockholders’ equity (deficit)	$457,759	$118,502

KALEYRA, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$84,025	$38,268	$177,731	$103,100
Cost of revenue	64,414	30,763	141,333	86,511

Gross profit	19,611	7,505	36,398	16,589

Operating expenses:
Research and development	7,163	2,259	14,313	7,415
Sales and marketing	7,272	3,423	14,791	10,155
General and administrative	12,631	6,441	35,597	20,737

Total operating expenses	27,066	12,123	64,701	38,307

Loss from operations	(7,455)	(4,618)	(28,303)	(21,718)
Other income, net	66	38	158	91
Financial expense, net	(3,542)	(468)	(5,169)	(1,027)
Foreign currency income (loss)	(162)	(548)	2	(795)

Loss before income tax expense (benefit)	(11,093)	(5,596)	(33,312)	(23,449)
Income tax expense (benefit)	766	(263)	(6,608)	(1,165)

Net loss	$(11,859)	$(5,333)	$(26,704)	$(22,284)

Net loss per common share, basic and diluted	$(0.29)	$(0.19)	$(0.75)	$(0.97)

Weighted-average shares used in computing net loss per common share, basic and diluted	41,554,876	28,330,869	35,404,231	22,972,425

KALEYRA, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(26,704)	$(22,284)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,976	1,907
Stock-based compensation, preference shares and others	15,090	16,055
Non-cash settlement of preference share liability	—	(2,486)
Provision for doubtful accounts	792	144
Realized gains on marketable securities	17	—
Employee benefit obligation	244	376
Change in fair value of warrant liability	664	—
Reversal of accrued interest on forward share purchase agreement	(659)	—
Non-cash interest expense	745	151
Deferred taxes	(6,872)	(898)
Change in operating assets and liabilities:
Trade receivables	(12,735)	921
Other current assets	(2,683)	1,884
Deferred costs	87	—
Other long-term assets	1,421	(487)
Accounts payable	4,797	(13,727)
Other current liabilities	1,413	3,463
Deferred revenue	7,051	152
Long-term liabilities	439	815

Net cash used in operating activities	(7,917)	(14,014)

Cash Flows from Investing Activities:
Purchase of short-term investments	(52,224)	(7,917)
Sale of short-term investments	20,546	7,815
Purchase of property and equipment	(842)	(969)
Sale of property and equipment	—	16
Capitalized software development costs	(3,148)	(2,074)
Purchase of intangible assets	(24)	(6)
Acquisition of mGage, net of cash acquired	(195,346)	—
Acquisition of Bandyer, net of cash acquired	(13,304)	—

Net cash used in investing activities	(244,342)	(3,135)

Cash Flows from Financing Activities:
Proceeds from (repayments on) line of credit, net	440	749
Borrowings on term loans	1,268	24,437
Repayments on term loans	(4,874)	(6,344)
Proceeds from issuance of convertible notes, net of issuance costs	188,637	—
Repayments on notes	(7,500)	(11,478)
Repurchase of common stock in connection with forward share purchase agreements	—	(30,431)
Receipts (payments) related to forward share purchase agreements	17,045	(1,452)
Proceeds from issuance of common stock in Private Investment in Public Equity offering (PIPE), net of issuance costs	99,051	—
Proceeds from issuance of common stock in public offering, net of issuance costs	—	36,152
Proceeds related to settlement of non-forfeited 2020 Sponsor Earnout Shares	1,244	—
Proceeds from the exercise of common stock warrants	2,872	—
Repurchase of warrants	(5,474)	—
Repayments on capital lease	(103)	—

Net cash provided by financing activities	292,606	11,633

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,276)	33

Net increase (decrease) in cash, cash equivalents and restricted cash	39,071	(5,483)
Cash, cash equivalents and restricted cash, beginning of period	32,970	36,997

Cash, cash equivalents and restricted cash, end of period	$72,041	$31,514

KALEYRA, Inc.

Adjusted Gross Profit and Adjusted Gross Margin Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Nine Months Ended September 30, 2021 and 2020

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Gross Profit and adjusted Gross Margin	2021	2020	2021	2020
Consolidated Gross Profit	$19,611	$7,505	$36,398	$16,589
Consolidated Gross Profit Margin %	23.3%	19.6%	20.5%	16.1%
Amortization of acquired intangibles	1,360	158	2,194	474
Non-GAAP Gross Profit	$20,971	$7,663	$38,592	$17,063
Non-GAAP Gross Profit Margin %	25.0%	20.0%	21.7%	16.5%

KALEYRA, Inc.

Adjusted EBITDA Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Nine Months Ended September 30, 2021 and 2020

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA	2021	2020	2021	2020
Net loss	$(11,859)	$(5,333)	$(26,704)	$(22,284)
Other income, net	(66)	(38)	(158)	(91)
Financial expense, net	3,542	468	5,169	1,027
Foreign currency income (loss)	162	548	(2)	795
Income tax expense (benefit)	766	(263)	(6,608)	(1,165)

Loss from operations	$(7,455)	$(4,618)	$(28,303)	$(21,718)
Depreciation and amortization	5,516	638	8,976	1,907
Stock-based compensation, preference shares and others	7,058	5,219	18,500	16,317
Transaction and one-off costs	2,894	911	9,858	5,105

Non-GAAP Adjusted EBITDA	$8,013	$2,150	$9,031	$1,611

KALEYRA, Inc.

Adjusted Net Income (Loss) per share Reconciliation of GAAP to Non-GAAP Financial Information

For the Three and the Nine Months Ended September 30, 2021 and 2020

(Unaudited, in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted Net Income (Loss) per share	2021	2020	2021	2020
Net Loss	$(11,859)	$(5,333)	$(26,704)	$(22,284)
Stock-based compensation, preference shares and others	7,058	5,219	18,500	16,317
Transaction and one-off costs	2,894	911	9,858	5,105
Amortization of acquired intangibles	4,185	401	6,358	1,219
Amortization of debt discount and issuance costs for convertible debt	409	—	605	—
Estimated tax effects of adjustments (1)	702	(307)	112	(1,137)
Discrete tax items	231	—	(6,586)	—

Non-GAAP Net Income (Loss)	$3,620	$891	$2,143	$(780)

Net Loss per share
Basic	$(0.29)	$(0.19)	$(0.75)	$(0.97)
Diluted	$(0.29)	$(0.19)	$(0.75)	$(0.97)
Non-GAAP Adjusted Net Income (Loss) per share
Basic	$0.09	$0.03	$0.06	$(0.03)
Diluted	$0.07	$0.02	$0.05	$(0.03)
Weighted Average number of Shares Outstanding (basic)	41,554,876	28,330,869	35,404,231	22,972,425
Weighted Average number of Shares Outstanding (diluted)	52,382,775	45,134,228	46,799,611	22,972,425

(1)	The Non-GAAP estimated tax effects of adjustments are determined using the Effective Tax Rate (ETR) calculated for the periods, excluding discrete tax items.